SEVEN FIELDS DEVELOPMENT COMPANY
LIQUIDATING TRUST AGREEMENT

THIS LIQUIDATING TRUST AGREEMENT (the "Trust") is entered into as of October 15, 2001 by and among Seven Fields (DEL), Inc., a Delaware corporation and the individuals listed on the attached Exhibit A, all of whom are all of the Holders of interests in Seven Fields Development Company, a
Pennsylvania business trust, (hereinafter referred to individually as a "Grantor" or collectively as the "Grantors"), and Lynn Hoffman-Kyle
10:   (hereinafter) referred to as the "Trustee").

WHEREAS, Seven Fields Development Company, a Pennsylvania business trust,(hereinafter referred to as the "Company") is the operating company for four related entities which include: (1) the Company; (2) Grantor, Seven Fields (DEL), Inc. ("SFD"); (3) Seven Fields Management Company, a
 Pennsylvania corporation ("SFM"); and (4) Seven Fields Development (PA), Inc., a Pennsylvania corporation ("SFP")(hereinafter referred to collectively as the "Entities"); and
WHEREAS, SFP is the direct or indirect parent company of the other Entities; and

WHEREAS, the Entities are undergoing a coordinated liquidation; and

WHEREAS, as part of the coordinated liquidation of the Entities, the Company is in the process of liquidating and dissolving pursuant to a plan of liquidation adopted by the trustees of the Company and consented to buy SFD on October 29, 2001; and

WHEREAS, pursuant to the aforesaid plan of liquidation and in order to reduce taxes, save on administration expenses, and comply with the terms of Section 337 of the Internal Revenue Code, the Company's liquidation is to be completed by October 31, 2001; and

WHEREAS, the Company has certain outstanding liabilities which it will be required to satisfy and may have unknown liabilities that it will be required to satisfy; and

WHEREAS, the Grantors do not desire to individually assume any such liabilities, but desire to bear any such liabilities in accordance with their respective interests in the Company while still enabling the Company to complete its liquidation in a timely manner; and

WHEREAS, the Grantors desire to have the Trustee take title to and hold in trust, upon the terms and subject to the uses and purposes hereinafter set forth, all remaining assets and liabilities of the Company to be transferred to the Trustee by the Company; and

WHEREAS, as part of the coordinated liquidation of the Entities, SFD, one of the Grantors, intends to transfer its interest in the Trust to the parent corporation, SFP, which also shall Create its own liquidating trust (the "SFP Liquidating
Trust").

Now, therefore, in consideration of the above premises and the mutual promises contained herein, the parties hereto agree as follows:

SECTION 1.TERM OF TRUST

The term of the Trust created by this trust instrument shall commence on the date on which the assets and liabilities are transferred to the Trustee by the Company (the "Commencement Date") and shall terminate upon the earlier to occur of: (i) that date on which all liabilities of the Company are finally paid, or (ii)that date which is three (3) years after the Commencement Date (the "Termination Date"). The Termination
Date may be extended beyond such three (3) year period if the Trustee determines, in the Trustee's sole discretion, that such extension is appropriate for the protection of the Grantors, or if the Trustee is then engaged in the determination, defense or settlement of a claim by or against the Trust, and provided that the Trust has requested any required additional no-action assurances from the Securities and Exchange Commission (the "SEC"). For all purposes of this trust instrument, that date on which all liabilities of the Company are finally paid shall be a date determined by the Trustee in the Trustee's sole discretion.

   SECTION 2. PURPOSE OF TRUST

The primary purpose of the Trust created hereby is to facilitate the liquidation of the Company and not for the purpose of continuing or engaging in the conduct of a trade or business. Specifically, the activities of the Trust shall be limited to completing the sale of the remaining parcels of real estate, holding any cash or cash equalivents contributed to the Trust; liquidating of any remaining assets of the Company;
holding the proceeds of any such liquidation; reviewing, and if necessary and advisable, defending any claim against the Company or the Trust; making distributions to the Grantors as described herein; taking such other actions as may be necessary to conserve and protect the corpus of the Trust; and providing for the orderly liquidation thereof.

   SECTION 3. ALLOCATION OF INTERESTS IN TRUST

The Grantors shall, during the term of this Trust, each have an undivided percentage interest in the assets held in trust hereunder. The undivided percentage interests of the individual Grantors ("Interest") are as follows:

Name of Grantor Undivided Percentage Interest

SFD                                       83%
All other Grantors (listed on Exhibit A together with their percentage interest) 17%

The Interests shall be nontransferable except that an Interest may be transferred by operation of law; upon the death or dissolution of a Grantor; and with respect to any Interest held by Grantor, SFD, to Seven Fields (PA), Inc. and its liquidating trust.

   SECTION 4. TERMS OF TRUST

All assets to be held in trust pursuant to the terms of this trust instrument shall be held as follows:

A. Distribution of Income. The net income of the Trust shall be distributed to the Grantors in proportion to the undivided percentage interests set forth in Section 3, above, and Exhibit A referred to therein, at least annually ("Annual
Distribution"). Additionally, the Trustee at any time may distribute to the SFP Liquidating Trust such portion of the net income of the Trust as may be necessary, in the Trustee's sole discretion to satisfy the expenses and contingent liabilities of the SFP Liquidating Trust
("Expense Distribution"). In the event that an Expense Distribution is made, the amount of such distribution shall be subtracted from the amount of the next Annual Distribution which the SFP Liquidating Trust is entitled to receive from the Trust. In the event that an Expense Distribution is
greater than the amount of the next Annual Distribution which the SFP Liquidating trust is entitled to receive from the Trust, the remaining amount of the Expense Distribution
shall be subtracted from any subsequent Annual Distribution until the Expense Distribution has been reduced to zero. Notwithstanding the provisions of the preceding sentences, however, any part or all of the net income of the Trust may be retained by the Trustee to the extent the Trustee deems such retention reasonable to satisfy the expenses and contingent liabilities of the Company and/or the Trust.

B. Discretionary Distributions of Principal. During the term of this Trust, the Trustee shall pay from time to time such portion of the corpus of the Trust as may be necessary, in the Trustee's sole discretion, to pay the expenses and/or liabilities of the Company and/or the Trust.

C. Indemnification.  The Trustee may pay to the SFP Liquidating
Trust such portion of the net income or the corpus of the Trust as may be necessary, in the Trustee's sole discretion to indemnify the SFP Liquidating Trust for any claims or amounts paid by the SFP Liquidating Trust which relate to the operation of this Trust or which is a claim against the Company.

D. Mandatory Distribution of Principal. On the Termination Date, or as soon as practicable hereafter, all of the assets remaining in the Trust, if any, shall be distributed, subject to any expenses and contingent liabilities of the Company at that time, to the Grantors in proportion to the undivided percentage interests set forth in Section 3, above and Exhibit A.

   SECTION 5. TRUSTEES

The Grantors hereby appoint Lynn Hoffman-Kyle, whose present
Office address is 2200 Garden Drive, Suite 200, Seven Fields, PA
16046, as Trustee under this trust instrument to perform the duties and to hold the powers as set forth under Section 6 of this Trust agreement. If, at any time the Trustee is unable or unwilling to serve as trustee, the Trustee shall appoint a substitute or successor Trustee under this trust instrument. Additionally, the Grantors hereby appoint Anthony P. Picadio, whose present office address is 4710 USX Tower, 600 Grant
Street, Pittsburgh, Pennsylvania 15219, as Trustee under this Trust agreement for the sole purpose of appointing a substitute or successor Trustee under this trust instrument in the event that the current Trustee, who becomes unable or unwilling to serve as Trustee cannot, for any reason, appoint a substitute or successor Trustee under this trust instrument.

The original Trustees and any successor or substitute Trustee named herein shall serve without bond. Except as otherwise expressly indicated, each successor or substitute Trustee shall have all the powers and immunities herein given to the original Trustees.

SECTION 6. TRUSTEE'S DUTIES AND POWERS

The Trust created hereunder shall be held subject to the following terms and conditions, and the Trustee shall have, in addition to any other powers granted to the Trustee by law,
the following powers:

A. Investments. The Trustee shall have the power to invest in demand and time deposits in banks or savings institutions, or in temporary investments, such as short-term certificates of deposit or Treasury Bills, or in liquid securities issued by state or local governments (or agencies or instrumentalities thereof). The Trustee shall have no other powers with respect to the investment of assets hereunder. The Trustee is specifically not empowered to receive transfers of any listed stocks or securities, any assets which are not readily-marketable, any operating assets of a going business, any unlisted stock of a single issuer that represents eighty percent (80%) or more of the stock of such issuer, or any general or limited partnership interests.

B. Accumulated Income. Any accumulated income which shall not be paid to the Grantors hereunder by virtue of the provisions elsewhere contained herein may be added from time to time by the Trustee to the principal of the trust from which  such income derived.

C. Claims. The Trustee shall have power to arbitrate, defend, enforce, release or settle any claim of or against the Company and/or the Trust created hereby.

D. Nominee. The Trustee may take and hold all securities or other personal property in bearer form, in the name of the Trustee, or in the name of a nominee, with or without disclosing any fiduciary relationship, but the Trustee shall be liable for any wrongful act of the nominee with respect to such assets.

E. Employment of Agents. The Trustee may employ and pay reasonable compensation to agents, investment counsel and attorneys, including the
Trustee and any person,
partnership, corporation or other entity with which the Trustee may be associated. The foregoing authority shall include, without limitation thereof, the power to authorize the Trustee, person or persons to withdraw funds from any bank account maintained by the Trust. The Trustee shall not be liable for any neglect, omission, or wrongdoing of such agents, investment counsel, attorneys, or special
Trustees, provided that any such corporate Trustee shall have exercised reasonable care in the selection of any such special Trustee. In addition to other agents and consultants as the Trustee deems appropriate, the Trustee shall retain Paul Voytik and George K. Wright as Consultants and Anthony P. Picadio as legal advisor and shall consult with such persons at least quarterly in connection with the affairs of this Trust. Each such person is entitled to compensation at rates similar to those in effect in his dealings with the Company as of the commencement of this Trust.

F. Instruments. The Trustee may execute and deliver all necessary or proper deeds or other instruments.

G. Distribution to Incapacitated Persons. During the incapacity of any one of the Grantors, the Trustee is authorized, in the Trustee's sole discretion, to pay any sum distributable to such Grantor, without liability to the Trustee, by paying the sum to such Grantor or to any person whomsoever for the use and benefit of such Grantor, whether or not such person shall be the guardian of such Grantor.

H. Books of Account. The Trustee shall keep full books of account showing the condition of the Trust, which shall be open at all reasonable times to the inspection of the Grantors. Additionally, the Trustee shall issue annual reports to the Grantors within ninety (90) days of the end of each calendar year, beginning with December 31, 2001, showing the assets and liabilities of the Trust as of the end of the calendar year, the receipts and disbursements of the Trust during such calendar year, the changes in the Trust assets during the calendar year, and the actions taken by the Trustee with regard to the Trust during the calendar year.
All financial statements contained in such annual reports must be prepared in accordance with generally accepted accounting principles. If required by the SEC, the Trustee shall file such annual reports with the SEC pursuant to an abbreviated
Form 10-K approved by the SEC, or if no such approval is obtained, through Form 10-K. If required by the SEC, the Trustee shall issue interim reports whenever, in the opinion of the Trustee, a significant event with regard to the Trust assets has occurred. The Trustee shall file such interim reports with the SEC pursuant to Form 8-K as the Trustee deems appropriate.
 The Trustee shall provide the Grantors with an audited Form 10-K for the fiscal year ended October 31, 2001 as soon as practicable after such date.

I. Exculpatory Provision. The Trustee hereunder shall not be personally liable upon any contract of indebtedness of or claims against the Trust estate. The Trustee shall be indemnified out of the funds of the trust estate for any claim, action or proceeding made against the Trustee or any expense incurred by the Trustee in connection with suchh claim, action or proceeding including but not limited to attorney's fees and costs incurred by the Trustee in connection with any such defense; provided that this indemnification shall not apply in the event of the gross negligence or intentionally wrongful acts of the Trustee.

J. Protection on Distributions. The Trustee shall be protected in continuing to make distributions of income or principal until the Trustee shall have actual knowledge of the happening of an event which would affect such distributions.

K. Nonliability of Trustee for Acts of Predecessor Fiduciary.  Any
Trustee or successor Trustee may accept and rely upon any accounting made by or on behalf of any predecessor Trustee hereunder, and any statement or representation made as to the assets comprising this Trust estate or as to any other fact bearing upon the prior administration of any such estate or the Trust. A Trustee or successor Trustee shall not be liable for having accepted and relied upon such accounting, statement or representation if it is later proved to be incomplete, inaccurate or untrue. A Trustee or successor Trustee shall not be liable for any act or omission of any predecessor fiduciary, nor have a duty to enforce any claims against any predecessor fiduciary on account of any such act or omission.

SECTION 7. PENNSYLVANIA LAW CONTROLS

The validity, effect and interpretation of this trust instrument and of the property interests created herein shall be controlled by the laws of the Commonwealth of Pennsylvania

SECTION 8. TRUSTEE FEES

Reasonable compensation shall be paid to any individual serving as Trustee at a rate of $75.00 per hour, hereunder, unless the Trustee waives the right to receive compensation.

SECTION 9. AMEND AND REVOKE

The Grantors, by a writing signed by persons holding a majority in interest of the undivided percentage interests of the Trust and without consent of the Trustee, may amend or revoke this trust instrument by written instrument delivered to the Trustee. The Trustee will execute any instrument and take any other reasonable actions to enable the exercise or facilitate the exercise of any rights reserved hereunder. In particular, without limitation of the foregoing, the Trustee, after receiving an instrument in writing revoking this trust instrument, shall dispose of any assets then held by the Trustee or thereafter received by the Trustee, as directed in said instrument of revocation.





SECTION 10.  CONTINGENT RECISSION

This Deed of Trust shall be rescinded, and the acts crating the Trust shall be reversed, if the timely and acceptable response from the Securities and Exchange Commission is not received by the Entities.

In witness whereof the parties have executed this Liquidating
Trust Agreement as of the day and year first above written.

                GRANTORS:

                SEVEN FIELDS (DEL), INC.


                By:

   SEVEN FIELDS DEVELOPMENT  COMPANY


   By:

   TRUSTEE:
   LYNN HOFFMAN-KLYE